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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Conoco Inc. of our report dated February 15, 1999 relating to the consolidated financial statements of Conoco Inc., which appears in such Prospectus. We also consent to the incorporation by reference in such Prospectus of our report dated February 19, 1999, which appears on page 40 of E.I. du Pont de Nemours and Company and its subsidiaries' 1998 Annual Report to Stockholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 25 of E.I. du Pont de Nemours and Company and its subsidiaries' Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 22, 1999